Exhibit 10.14

Aqua Quest International, Inc.

AGREEMENT FOR JOINT VENTURE

_______________

Dated as of July 26, 2014

 Between

Aqua Quest International, Inc.

 and

Mr. Jorge Lobo

_________________

AGREEMENT FOR JOINT VENTURE entered into as of July 26, 2014, at Tarpon Springs, Florida, United States of America, by and between Aqua Quest International, Inc., (hereinafter called “Aqua Quest”) and Jorge Lobo (hereinafter called “Jorge Lobo”), collectively hereinafter referred to as the "Parties" and individually as a “Party.”

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WHEREAS, Aqua Quest is in the business of salvaging, preserving and displaying historical artifacts and other valuable items, and

WHEREAS, Aqua Quest desires to obtain and profit from valuable concessions in the country of Honduras, and

WHEREAS, Jorge Lobo is in business in the Country of Honduras, wishes to assist Aqua Quest, and

WHEREAS, the Parties wish to establish a framework for their cooperation,

NOW, THEREFORE, in consideration for the mutual promises and representations contained herein, the Parties agree as follows:

ARTICLE I

Manner of Cooperation

Section 1.1. Effect of This Agreement. Aqua Quest and Jorge Lobo hereby enter into this Joint Venture Agreement whereby Aqua Quest and Jorge Lobo will cooperate in exploring and salvaging shipwreck and other treasures, sunken mahogany logs, and engage in other business and projects in Honduras (the “Business”)

Section 1.2. Name and Place of Business of the Joint Venture. The name of the Joint Venture shall be decided upon by the Parties. The Joint Venture’s offices shall be located at 719 Pent Street, Tarpon Springs, Florida 34689 or at the offices of Aqua Quest as from time to time designated.

Section 1.3. Management. Aqua Quest will have full management of all day to day operations of the Joint Venture.

Section 1.4. Purpose and Duration. The purpose of the Joint Venture shall be the business of exploring and salvaging shipwreck and other treasures in Honduras, sunken mahogany logs in Honduras, and engage in other business and projects in Honduras (the “Business”).

The duration of the Joint Venture shall be the duration of the Business in Honduras.

The Joint Venture shall operate in such a way, to the extent economically feasible, to benefit the local economy in Honduras, to locally source labor and supplies, shall cooperate with local educational institutions in developing archaeological, historical and other studies, and shall cooperate Honduras in developing interest in local tourism and international display of Honduran culture, including featuring Honduran locations in any television and other media productions filmed on location. It is the intention of the Parties especially to benefit the district of Colon in Honduras. Aqua Quest agrees to pay at least a living wage to all Hondurans employed by the Joint Venture.

Section 1.5. Duties and Rights of the Parties. Aqua Quest shall provide and be responsible for the material and equipment, technology and technical equipment for the venture, including arranging for the vessels, equipment, technical expertise, and training of local personnel.

Jorge Lobo shall provide and be responsible for local relations, local personnel, local authorization and licenses, connectivity and marketing. It is the intention of the Parties to use their best efforts to obtain exclusive licenses, concessions or other agreement for treasure salvage and rescuing sunken mahogany logs in Honduras.

The Parties will comply with all terms and conditions of any licenses or regulations of Honduras concerning their activity there.

A Party shall have no authority to (a) do any act in contravention of this agreement, (b) do any act which would make it not reasonably practicable to carry on the ordinary business of the Joint Venture, (c) confess a judgment against the Joint Venture, (d) possess Joint Venture property, or assign their rights in specific Joint Venture property, for other than a Joint Venture purpose, or (e) admit a person as a Party.  Parties may engage in related activities in other geographical areas without conflict with the Joint Venture. Each Party shall use its best efforts to promote the Joint Venture.

Section 1.6. Financial Responsibility. Aqua Quest shall have responsibility for all financial matters and shall fund the Joint Venture’s operations.

Upon signing of this Agreement, Jorge Lobo shall be appointed to the Aqua Quest Board of Advisors as the Honduran Advisor and Aqua Quest shall give to Jorge Lobo Twenty Five Thousand (25,000) shares of the Class A Common Stock of Aqua Quest and One Thousand Dollars ($1,000.00 USD) for current expenses.

Upon commencement of the Business, Aqua Quest shall pay to Jorge Lobo a monthly salary of Two Thousand Dollars ($2,000.00 USD). Aqua Quest shall promptly pay all reasonable expenses of Jorge Logo as approved in advance in writing by Aqua Quest.

Aqua Quest will pay for any personnel required by Honduras on Joint Venture exploration and salvage vessels.

Aqua Quest shall pay all costs of salvage and exploration of the Joint Venture.

Section 1.7. Books of Account; Reports and Accounting Year.

The Joint Venture shall use a certified public accounting firm chosen by Aqua Quest to maintain all books of account. The accounting firm shall use the accounting system it selects and shall prepare all the necessary ledgers, accounts, financial statements, and balance sheets. All books of account shall be kept at the Joint Venture's offices, and shall be open for inspection by any Party at any reasonable time. All books of account shall be in English. The following shall be done quarterly: balance sheet, income statement, statement of changes in financial position and statement of changes in the Party's capital account.

The Joint Venture shall keep an office where records are kept and an agent for service of process in the State of Florida. The following records are to be kept: a current list of the full name and last known business or residence address of each Party with the contribution and the share in profits and losses of each Party, a copy of the Joint Venture certificate and all amendments with executed powers of attorney pursuant to which any certificate has been executed, copies of the original Joint Venture agreement and all amendments, and copies of the licenses of the Joint Venture and all documents related to said licenses.

The Joint Venture shall use a cash accounting basis. Unless otherwise agreed, at the end of each fiscal year, the Joint Venture's books of accounts shall be audited by a firm selected by the partners. This auditor shall not be the normal accounting firm and must be independent. The audit shall be done in sixty days after the close of the fiscal year.

The Joint Venture shall make a report to the Parties within Fifteen (15) days after the end of each calendar quarter.   The annual year for accounting of the Joint Venture shall be the calendar year ending on December 31.

Section 1.8. Division of Net Profit. The net profit the Joint Venture shall be divided giving Ninety Five percent (95%) to Aqua Quest and Five Percent (5%) to Jorge Lobo. Net profit shall be after the division with the government and payment to any other parties and after Aqua Quest and Jorge Lobo recover all expenses.

Section 1.9 Intellectual Properties.  Aqua Quest shall have the right to all intellectual property generated as a result or related to the Joint Venture, including but not limited to film and TV rights and the right to publish materials about the efforts of the Joint Venture, including the right to exhibit artifacts.

ARTICLE II

Mutual Protection

Section 2.1 Other Businesses of the Parties. The Parties now conduct other business that is entirely separate from their mutual business. The Parties shall have the right to keep their other business as confidential to themselves.

Section 2.2. Expenses. The Parties are not authorized to incur any expenses on behalf of the other Party in performing their duties hereunder, except as provided for herein.

Section 2.3. Confidential Information. The Parties may from time to time impart information to each other on their respective businesses and may impart to the other confidential information about their business, business methods, technology, clients, business contacts, connections, prospects and leads, accounts, policies, trade secrets, and financial and other information (collectively "such information").  The Parties hereto agree that such information and the confidentiality of such information is vital to their continued success. Such information is to be held strictly confidential.  The Parties agree not to use any of such information to compete with each other in any relevant or similar market to that of a Party for two years following the termination of the relationship. The Parties agree that they will not divulge such information to any other persons or parties for any reason. The Parties agree that they will not make any copies, in whatever form, of such information.  The Parties agree that such information is the property of the other Party and may not be removed from a Party's premises. The Parties agree that such information is for use by a Party only as approved by the other Party.  This provision shall remain in effect after the termination of the relationship of the Parties.

Section 2.4. Return of Material. The Parties agree to surrender to the other Party any material or information of the other Party in the Party's possession at the time the relationship is ended. The Parties further agree to fully cooperate in the orderly conclusion of the relationship, including turning over any work in progress.

Section 2.5. Non-Solicitation of Employees. The Parties agree that during the term of this relationship and for a period of two years after the end of the relationship, they will not attempt to solicit any of the other Party's employees to leave the company or otherwise interfere with their employment relationship with a Party.

Section 2.6. Non-Competition. The Parties agree that during the term of this relationship and for a period of two years after the end of the relationship, they will not attempt to compete with or solicit any of the other Party's customers or otherwise interfere with business relationships of a Party in any relevant market, directly or indirectly through any affiliate.

Section 2.7. Transactions Involving Public Entities. In the case of transactions involving publicly traded companies, the Parties agree that they will not use information provided by the other Party to trade in the securities of the public company.

Section 2.8. Trade Secrets. The Parties hereby agree and stipulate that any confidential information of the Parties shall be deemed a "trade secret" as that term is defined under the Economic Espionage Act of 1996 (the "Act"), and further agree and stipulate that the Parties by this Agreement have taken all reasonable steps under the Act to keep such information secret.

ARTICLE III

Amendments and Notices

Section 3.1. Amendments in Writing. No amendment or addition to this Agreement shall be effective unless agreed to in writing by the Parties. All amendments or additions will be executed in the form of an Addendum to this Agreement constituting an integral part thereof.

Section 3.2. Notices. All notices or requests in connection with this Agreement shall be in writing. Such notices may be sent by verified facsimile transmission or email followed by registered or certified mail, or by registered or certified mail.

Section 3.3. Addresses. For all official correspondence the Parties shall use the addresses, phone and fax numbers of each other stipulated below in this Agreement. The Parties must promptly inform each other about all changes in their addresses and telecommunication numbers.

ARTICLE IV

Confidentiality

Section 4.1. Confidentiality.  Parties will keep the business contacts, and their affiliates, of other Parties completely confidential.

Section 4.2. Exclusive Nature of Contacts. The Parties will not disclose to others any information about any contacts other Parties give them.  These contacts are the introducing Party's exclusive and valuable contacts.  No Party will directly negotiate or transact business with such contacts.

Section 4.3. Modification of Parties.  The Parties will not add or take away any Parties to the original transaction.

Section 4.4. Non-Circumvention. The Parties will not do business with the business partners, business contacts and affiliates of such Parties and contacts of the Parties without the express written consent of the other Parties.

Section 4.5 Damages. If any Party directly or indirectly circumvents this Agreement, the circumvented Party shall receive the maximum amount it would have made from the transaction with legal fees and expenses.

Article V

U. S. Foreign Corrupt Practices Act

Section 5.1. FCPA . The Parties agree to strictly abide by the provisions of the United States Foreign Corrupt Practices Act.

Article VI

Termination

Section 6.1. Termination for Cause. In the event any one of the following events occurs:

If either Party shall commit any material breach of any term of this Agreement, and such breach is not cured within thirty (30) days after written notice thereof given by the Party not in breach and received by the breaching Party, then the Party not affected by the foregoing may terminate the Joint Venture upon summary written notice to the affected Party.

Section 6.2. Termination for Failure of Purpose. If the Joint Venture does not obtain Licenses or is otherwise prevented from operating as planned, either party may terminate the Joint Venture on thirty (30) days written notice to the other party.

 Article VII

 Miscellaneous

Section 7.1.  Survival of Terms.  Both Parties shall have the right to terminate the relationship at will on 90 days’ notice, but the protective and confidentiality provisions contained hereinabove as part of this Agreement shall remain in full force and any vested rights shall survive termination.

Section 7.2. Waiver. The waiver by a Party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by a Party. All waivers must be express, in writing, and signed. All waivers will be strictly construed.

Section 7.3. Rights and Obligations.  The rights and obligations of a Party under this Agreement shall inure to the benefit of and shall be binding upon a Party's employees, directors, officers, agents, affiliates, associates, successors and assigns.

Section 7.4. Disputes. Disputes under this Agreement shall be submitted to binding arbitration by the American Arbitration Association in Tampa, Florida in English. If the subject matter of the arbitration shall be matters directly relating to an investment, the Arbitration shall be submitted to the International Centre for the Settlement of Investment Disputes, in Washington, D.C. in English. A Party shall be entitled to enforce any of the protective provisions of this Agreement by court order without posting bond. Any Party demonstrably guilty of criminal conduct is not entitled to arbitration, at the option of the injured Party. The Parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards. A party may obtain a court order to enforce any protective provision of this Agreement.

Section 7.5. Prohibition on Assignment.  Neither Party may sell, assign, nor otherwise transfer, or mortgage, pledge, hypothecate or otherwise encumber, or permit or suffer for a period in excess of thirty (30) days any encumbrance of all or any part of its interest in the Joint Venture without the express written consent of the other Party. Any attempt to do so shall be void and a breach of the Agreement entitling the other party to terminate the Joint Venture by summary written notice or to damages.

Section 7.6. Modifications. All waivers or modifications of this Agreement must be in writing and signed by all Parties.

Section 7.7. Further Assurances. The Parties will execute such further documents and action necessary or appropriate to carry out the purposes of this Agreement.

Section 7.8. Integration.  This Agreement replaces all written or oral prior agreements about the subject matter between the Parties.

Section 7.9. Fax Signatures Binding. A signed copy of this Agreement transmitted to the other Party shall be binding as though signed in person.

ARTICLE VIII

Addresses

Aqua Quest International, Inc.

719 Pent Street

Tarpon Springs, FL 33556

Phone: 727-743-6008

Fax:

Attention: Captain Robert H. Mayne, Jr.

With a Copy to:

John E. Lux, Esq.

1629 K Street, Suite 300

Washington, DC 20006

Phone: (240) 200-4529

Fax: (727) 474-9810

Jorge Lobo

Honduras

          IN WITNESS WHEREOF, the Parties hereto, by their respective officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

Aqua Quest International, Inc.

 /s/ Robert H. Mayne

By:___________________________________

          Captain Robert H. Mayne, Jr. President

 /s/ Jorge Lobo

___________________________________

          Jorge Lobo